Exhibit 99.1

FB Financial Corporation Announces Expected Effect of Reduction in Federal Corporate Tax Rate and Fourth Quarter Earnings Release Dates

Reduction in Net Deferred Tax Liability Expected to Benefit Fourth Quarter Net Income by $5.0 - $7.5 Million

2018 Effective Tax Rate Estimated at 24.5% - 25.5%

Announces 2017 Fourth Quarter and Year End Earnings Call on January 23, 2018

NASHVILLE, Tenn.--(BUSINESS WIRE)--January 9, 2018--FB Financial Corporation (“FB Financial” or “the Company”) (NYSE: FBK) announced today that the reduction in the corporate tax rate from 35% to 21% mandated by the Tax Cuts and Jobs Act enacted on December 22, 2017, will benefit fourth quarter 2017 net income by approximately $5.0 million to $7.5 million ($0.16 to $0.24 cents per diluted share) due to a reduction in its net deferred tax liability.

The reduction in the Company’s net deferred tax liability is driven by the requirement that the Company’s deferred tax assets and liabilities be valued at year end 2017 at the newly enacted lower federal tax rate. Furthermore, the Company anticipates its effective tax rate will be approximately 24.5% to 25.5% for the year ending December 31, 2018, which reflects the newly enacted federal tax rate of 21%, projected 2018 nontaxable income, the estimated benefit of deductions for equity-based compensation and the Company’s historic effective state and local income tax rates.

Additionally, the Company announced today that it will release its 2017 fourth quarter and year end results on Monday, January 22, 2018, after the close of the market. The Company will host a fourth quarter and year end earnings conference call at 8:00 a.m. CST on Tuesday, January 23, 2018. The earnings conference call will be broadcast live over the Internet at https://services.choruscall.com/links/fbk180123AWsp51Nq.html. For investors or analysts who want to participate during the call, the listen only dial-in number is 888-299-7209. For those unable to listen live, an online replay of the webcast will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at https://www.firstbankonline.com/.

About FB Financial Corporation

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 58 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $4.6 billion in total assets.

FORWARD-LOOKING STATEMENTS

This news release contains certain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements relating to the anticipated financial impact of the Act on the Company’s assets, business, cash flow, condition (financial or otherwise), liabilities, liquidity, prospects, results of operations and taxes, the performance of the banking and mortgage industry and the condition of the economy in general. These forward-looking statements, which are based upon certain assumptions and estimates and describe the Company’s future plans, results, strategies, expectations and projections, can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts and are based upon the Company’s current expectations, estimates, assumptions and projections about its business, its industry and the economy in general. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, assumptions and projections will be achieved. Accordingly, the Company cautions readers of this news release that any such forward-looking statements are not guarantees of future performance or outcomes and are subject to various risks, assumptions and uncertainties. Although the Company believes that the expectations, estimates, assumptions and projections reflected in these forward-looking statements are reasonable as of the date of this news release, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important risks and other factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, those risks and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 under the captions “Cautionary note regarding forward-looking statements” and “Risk Factors.” Many of these factors are beyond the Company’s ability to control or predict.

Because of these risks and other uncertainties, the Company’s actual results, performance or achievement, or industry results, may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this news release. The Company’s past results of operations are not necessarily indicative of its future results. Readers of this news release should not unduly rely on any forward-looking statements, which represent the Company’s beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. The Company undertakes no obligation to update these forward-looking statements as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.

The Company qualifies all of its forward-looking statements by these cautionary statements.

CONTACT:
FirstBank
Investor Contact:
James R. Gordon, 615-564-1212
investors@firstbankonline.com
or
Media Contact:
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com